Exhibit (j)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “LEGAL COUNSEL” in the Registration Statement on Form N-1A of HealthShares™, Inc. as filed with the Securities and Exchange Commission on or about February 20, 2007.

/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

February 20, 2007